FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, April 27, 2016

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”) (Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended March 31, 2016.  The dividend will be payable to stockholders of record as of May 20, 2016 and is expected to be paid on May 27, 2016.  The Company has 7,005,883 shares of common stock outstanding.

Media Contact David Kuhl (618) 656-6122